UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Martingale Road Suite 1000 Schaumburg, Illinois		60173-2213
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 13, 2016, the Board of Directors of Sparton Corporation, an Ohio corporation (the “Company”), approved and adopted a cash retention bonus pool and a form of Retention Bonus Agreement (the “Agreement”). Under the Agreement, the Company will pay certain executives and key employees, including the Company’s Principal Financial Officer and Named Executive Officers, a retention bonus, provided that the recipient remains continuously employed with the Company until the earlier of (a) a Change in Control date (as defined in the Agreement), (b) two days after filing of the Company’s Form 10-K for fiscal 2017, or (c) termination other than for Cause (as defined in the Agreement).

This summary of the terms of the Retention Bonus Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement, which is filed hereto as Exhibit 10.1.

The Company has entered into agreements with the Principal Financial Officer and each of the Named Executive Officers listed below that are substantially identical in all material respects to the form of agreement referenced in Exhibit 10.1 except as to the name of the Named Executive Officer, the title of the officer, and the retention bonus amount:

Executive	Title	Retention Bonus Amount
Joseph G. McCormack	SVP, Chief Financial Officer	$100,000
Gordon B. Madlock	SVP, Operations	$37,500
Steven M. Korwin	SVP, Quality and Engineering	$37,500

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Form of Retention Bonus Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: July 19, 2016	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President
and Chief Executive Officer

Index to Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	Form of Retention Bonus Agreement